UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is being filed in connection with the consummation on June 3, 2011 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 30, 2011 and amended as of March 9, 2011 (the “Merger Agreement”), by and among Prologis, Inc. (f/k/a AMB Property Corporation), a Maryland corporation (“Prologis”), Prologis, L.P. (f/k/a AMB Property, L.P.), a Delaware limited partnership (the “Operating Partnership”), Prologis (f/k/a ProLogis), a Maryland real estate investment trust (the “Trust”), New Pumpkin Inc., a Maryland corporation (“New Pumpkin”), Upper Pumpkin, LLC, a Delaware limited liability company (“Upper Pumpkin) and Pumpkin LLC, a Delaware limited liability company. Pursuant to the Merger Agreement, (i) on June 2, 2011, Pumpkin LLC merged with and into the Trust, with the Trust surviving as a wholly owned subsidiary of New Pumpkin (the “ProLogis Merger”), (ii) on June 3, 2011, New Pumpkin merged with and into Prologis, then known as AMB Property Corporation, at which time AMB Property Corporation changed its name to Prologis, Inc. (the “Topco Merger” and, together with the ProLogis Merger, the “Mergers”), and (iii) immediately following the Topco Merger, Prologis contributed all of the equity interests of Upper Pumpkin to the Operating Partnership, then known as AMB Property, L.P., immediately following which the Operating Partnership changed its name to Prologis, L.P. (the “Contribution”). Pursuant to the Contribution, the Trust became an indirect subsidiary of Prologis. The following events took place in connection with the consummation of the Mergers:

Item 1.01.	Entry into a Material Definitive Agreement.
Eleventh and Twelfth Supplemental Indentures
     Effective as of the effective time of the ProLogis Merger, the Trust and New Pumpkin executed and delivered to U.S. Bank National Association, as trustee (the “Trustee”) an Eleventh Supplemental Indenture, dated as of the June 2, 2011 (the “Eleventh Supplemental Indenture”) in accordance with that certain indenture dated as of March 1, 1995 between the Trust and the Trustee (as amended and supplemented, the “Indenture”) as amended and supplemented by the first supplemental indenture, dated as of February 9, 2005; the second supplemental indenture, dated as of November 2, 2005; the third supplemental indenture, dated as of November 2, 2005; the fourth supplemental indenture, dated as of March 26, 2007; the fifth supplemental indenture, dated as of November 8, 2007; the sixth supplemental indenture, dated as of May 7, 2008; the seventh supplemental indenture, dated as of May 7, 2008; the eighth supplemental indenture, dated as of August 14, 2009; the ninth supplemental indenture, dated as of October 1, 2009; the tenth supplemental indenture, dated as of March 16, 2010. The Eleventh Supplemental Indenture provided for the conversion and settlement of certain convertible notes of the Trust into common stock of New Pumpkin rather than common shares of the Trust.
     Effective as of the Closing Date, Prologis and the Trust executed and delivered to the Trustee a Twelfth Supplemental Indenture, dated as of the Closing Date (the “Twelfth Supplemental Indenture”) in accordance with the Indenture as amended and supplemented by the eleventh supplemental indenture, dated as of June 2, 2011. The Twelfth Supplemental Indenture provided for certain changes and adjustments in connection with the Mergers, including (i) providing for the conversion and settlement of certain convertible notes of the Trust into common stock of Prologis rather than common shares of the Trust, including the 0.4464 conversion rate of shares of common stock of Prologis for common shares of the Trust in the Mergers and (ii) certain adjustments to the initial exchange rate, dividend threshold amounts, contingent exchange trigger prices and fundamental change make-whole amounts to account for the Mergers.
     Copies of the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture are included herewith as Exhibits 4.1 and 4.2, respectively. The descriptions of the Eleventh Supplemental Indenture and Twelfth Supplemental Indenture are qualified in its entirety by reference to the full text of the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture, respectively.
Global Senior Credit Agreement
     On June 3, 2011, the Trust and various affiliates thereof, including Prologis and the Operating Partnership, entered into a Global Senior Credit Agreement (the “Global Facility”) with various lenders and Bank of America, N.A., as global administrative agent. Pursuant to the Global Facility, the Trust and its affiliates may obtain loans and/or procure the issuance of letters of credit in various currencies in an aggregate amount not exceeding approximately $1,750,000,000 (subject to increase pursuant to the accordion feature included in the Global Facility).

The Global Facility is scheduled to mature on June 3, 2015, but the Operating Partnership may, at its option and subject to the satisfaction of certain conditions, extend the maturity date of the Global Facility to June 3, 2016.
     Pricing under the Global Facility, including the spread over LIBOR and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Global Facility contains customary representations, covenants (including certain financial tests applicable to Prologis) and defaults (including a cross-acceleration to other indebtedness of more than $50,000,000).
     The Trust has unconditionally guaranteed all obligations of each of its subsidiaries that is a borrower under the Global Facility.
     The Global Facility has been included herewith as Exhibit 10.1 and is incorporated herein by reference

Item 1.02.	Termination of a Material Definitive Agreement.
     Concurrently with the effectiveness of the Global Facility disclosed in Item 1.01, the Trust and its subsidiaries repaid all outstanding loans under the Global Senior Credit Agreement dated as of October 6, 2005 (the “2005 Facility”) among the Trust, various affiliates thereof and various lenders and agents, all outstanding letters of credit under the 2005 Facility were deemed to have been issued under the Global Facility, and the Trust terminated the 2005 Facility.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the completion of the Mergers, the Trust notified the New York Stock Exchange (the “NYSE”) on June 2, 2011 that, effective on the Closing Date, each outstanding common share of beneficial interest and preferred share of beneficial interest of the Trust was converted into the right to receive New Pumpkin stock, which was subsequently converted into the right to receive Prologis common stock and preferred stock, and the NYSE has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to Trust common shares and several series of preferred shares.

Item 3.03.	Material Modification to the Rights of Security Holders.
     The information set forth in Item 3.03 under the heading “Eleventh and Twelfth Supplemental Indentures” is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.
     In accordance with the terms of the Merger Agreement, as a result of the Mergers and the Contribution, the Trust became an indirect wholly owned subsidiary of the Operating Partnership. As a result of the ProLogis Merger, all of the shares of beneficial interest of the Trust are owned by Upper Pumpkin and Upper Pumpkin has the sole voting power over all such shares and is the sole trustee of the Trust.
     Pursuant to the ProLogis Merger, each outstanding common share of beneficial interest of the Trust and each outstanding preferred share of beneficial interest of the Trust was converted into one share of New Pumpkin common stock or preferred stock, respectively. Pursuant to the Topco Merger, each outstanding share of New Pumpkin common stock was converted into 0.4464 shares of Prologis common stock, and each outstanding share of each series of New Pumpkin preferred stock was converted into one share of an equivalent series of Prologis preferred stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Mergers and pursuant to the Merger Agreement, on June 2, 2011, (i) each of Stephen L. Feinberg, George L. Fotiades, Christine N. Garvey, Lawrence V. Jackson, Donald P. Jacobs, Irving F.

Lyons III, Walter C. Rakowich, D. Michael Steuert, J. André Teixeira and Andrea M. Zulberti resigned from the board of trustees of the Trust effective as of the effective time of the ProLogis Merger and (ii) Walter C. Rakowich resigned his position as chief executive officer of the Trust.
     On June 3, 2011, New Pumpkin was elected as the sole trustee of the Trust.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 3, 2011, the Amended and Restated Declaration of Trust of the Trust was amended to (i) reflect the change in name of the company from ProLogis to Prologis, (ii) provide that the number of trustees of the Trust was reduce to one (which may be increased to up to fifteen trustees, from time to time) and (iii) make other changes necessary to reflect that the Trust has become a wholly-owned subsidiary of Upper Pumpkin.
     A copy of the Articles of Amendment and Restatement of the Trust’s Declaration of Trust included herewith as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On June 1, 2011, the Trust held a special meeting of shareholders in order to vote upon the following matters relating to the Mergers:
(1)	to approve the each of the ProLogis Merger and the Topco Merger, including the conversion of each outstanding common share of beneficial interest of the Trust into the right to receive 0.4464 of a newly issued share of Prologis common stock; and
(2)	to approve the adjournment of the special meeting of shareholders, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Mergers.
     The following is a summary of the voting results for each matter presented to the Trust’s shareholders:
(1)	The Trust’s shareholders approved the proposal to approve the ProLogis Merger and the Topco Merger. Voting results were as follows:

FOR	AGAINST	ABSTAIN
496,518,153	1,989,209	138,511
(2)	The Trust’s shareholders approved the proposal to adjourn the special meeting if necessary. Voting results were as follows:

FOR	AGAINST	ABSTAIN
448,196,108	50,345,169	104,596

ITEM 8.01.	Other Events
     On June 3, 2011, Prologis and the Trust issued a joint press release announcing the consummation of the Mergers. A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Declaration of Trust of the Trust.
4.1	Eleventh Supplemental Indenture, by and between the Trust, New Pumpkin and the Trustee, dated as of June 2, 2011.
4.2	Twelfth Supplemental Indenture, by and between Prologis, the Trust and the Trustee, dated as of June 3, 2011.
10.1
Global Senior Credit Agreement dated as of June 3, 2011 among Prologis, the Operating Partnership, Prologis, various other subsidiaries and affiliates of Prologis, various lenders, Bank of America, N.A., as Global Administrative Agent, U.S. Funding Agent, U.S. Swing Line Lender and a U.S. L/C Issuer, The Royal Bank of Scotland plc, as Euro Funding Agent, The Royal Bank of Scotland N.V., as Euro Swing Line Lender and a Euro L/C Issuer, and Sumitomo Mitsui Banking Corporation, as Yen Funding Agent and a Yen L/C Issuer.

99.1	Joint Press Release, dated June 3, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: June 7, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Declaration of Trust of Prologis.
4.1
Eleventh Supplemental Indenture, by and between Prologis, New Pumpkin Inc. and U.S. Bank National Association, as Trustee (as successor in interest to State Street Bank and Trust Company), dated as of June 2, 2011.

4.2
Twelfth Supplemental Indenture, by and between Prologis, Inc., Prologis and U.S. Bank National Association, as Trustee (as successor in interest to State Street Bank and Trust Company), dated as of June 3, 2011.

10.1
Global Senior Credit Agreement dated as of June 3, 2011 among Prologis, Inc., Prologis, L.P., Prologis, various other subsidiaries and affiliates of Prologis, Inc., various lenders, Bank of America, N.A., as Global Administrative Agent, U.S. Funding Agent, U.S. Swing Line Lender and a U.S. L/C Issuer, The Royal Bank of Scotland plc, as Euro Funding Agent, The Royal Bank of Scotland N.V., as Euro Swing Line Lender and a Euro L/C Issuer, and Sumitomo Mitsui Banking Corporation, as Yen Funding Agent and a Yen L/C Issuer.

99.1	Joint Press Release, dated June 3, 2011.